As filed with the Securities and Exchange Commission on January 9, 1996

                                                  Registration No. 33-
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

            Registration Statement Under the Securities Act of 1933


                    FRANCHISE FINANCE CORPORATION OF AMERICA
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                                             84-0736091
-------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)



  17207 North Perimeter Drive
     Scottsdale, Arizona                                         85255
---------------------------------------                       ----------
(Address of principal executive offices)                      (Zip code)





                    FRANCHISE FINANCE CORPORATION OF AMERICA
                    ----------------------------------------
                      1995 STOCK OPTION AND INCENTIVE PLAN
                   -----------------------------------------
                            (Full title of the plan)

           Morton Fleischer
 President and Chief Executive Officer
Franchise Finance Corporation of America
      17207 North Perimeter Drive                       (602) 585-4500
       Scottsdale, Arizona 85255               ---------------------------------
----------------------------------------       (Telephone number, including area
(Name and address of agent for service)            code, of agent for service)







                                   Copies to:
                              Paul E. Belitz, Esq.
                                   Kutak Rock
                          717 17th Street, Suite 2900
                          Denver, Colorado 80202-3329
                                 (303) 297-2400


                        Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
================================================================================================================================
                                                          Proposed Maximum         Proposed Maximum            Amount of
    Title of Securities            Amount to be            Offering Price             Aggregate              Registration
      to be Registered              Registered               Per Share(1)          Offering Price(1)             Fee
    -------------------            ------------           ----------------         -----------------         ------------
--------------------------------------------------------------------------------------------------------------------------------

       Common Stock,
       $.01 par value            3,018,804 Shares            $ 22 3/8               $ 67,545,739.50             $ 23,291.63

================================================================================================================================
(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities  Act of 1933, as amended,  based on the  average  of the high and low  prices of the  Registrant's  Common  Stock on
January 8, 1996.


This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, previously filed with the Securities and Exchange Commission by Franchise Finance Corporation of America (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                  (b) all other  reports  filed by the  Registrant  pursuant  to
         Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

                  (c) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 28, 1994.

         Each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article III, Section 13 of the Amended and Restated Bylaws of the Registrant requires the Registrant to indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

         The Registrant's Restated Certificate of Incorporation also provides in Article Six that directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number                     Description
-------           ------------------------------

4.01(1)           Form of Common Stock Certificate

5.01(*)           Opinion and Consent of Kutak Rock

23.01 Consent of Counsel is contained in Opinion of Counsel filed as Exhibit 5.01

23.02(*)          Consent of Arthur Andersen LLP

24.01             Powers of Attorney included at page S-2 of this
                  Registration Statement are incorporated herein by
                  reference.
------------------
(*)      Filed herewith.
(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4, File No. 33-65302 and incorporated herein by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

                  (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To  include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the  prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 9th day of January, 1996.

                             FRANCHISE FINANCE CORPORATION OF AMERICA


                             By: /s/ Morton Fleischer
                                 ------------------------------------
                                     Morton Fleischer, President, Chief
                                     Executive Officer and Director

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morton Fleischer, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                   Title                                Date
               ---------                                   -----                                ----

/s/ Morton Fleischer                     President, Chief Executive                       January 8, 1996
----------------------                   Officer and Director
    Morton Fleischer

/s/ Robert W. Halliday                   Chairman of the Board                            January 8, 1996
-----------------------------
    Robert W. Halliday

/s/ John R. Barravecchia                 Executive Vice President,                        January 8, 1996
-----------------------------            Chief Financial Officer and
    John R. Barravecchia                 Treasurer

/s/ Catherine F. Long                    Vice President, Finance and                      January 8, 1996
-----------------------------            Principal Accounting Officer
    Catherine F. Long

/s/ Willie R. Barnes                     Director                                         January 8, 1996
------------------------------
    Willie R. Barnes

/s/ William C. Foxley                    Director                                         January 8, 1996
----------------------
    William C. Foxley

/s/ Donald C. Hannah                     Director                                         January 8, 1996
---------------------
    Donald C. Hannah

/s/ Louis P. Neeb                        Director                                         January 8, 1996
------------------
    Louis P. Neeb

/s/ Kenneth B. Roath                     Director                                         January 8, 1996
--------------------
    Kenneth B. Roath

/s/ Wendell J. Smith                     Director                                         January 8, 1996
--------------------
    Wendell J. Smith

/s/ Casey J. Sylla                       Director                                         January 8, 1996
------------------
    Casey J. Sylla
